                                                                    EXHIBIT 99.1

[MEXICAN RESTAURANTS, INC. LOGO]


FOR IMMEDIATE RELEASE

Contact:   Mexican Restaurants, Inc.
           Andrew J. Dennard
           (713) 943-7574

                            MEXICAN RESTAURANTS, INC.
                           ANNOUNCES YEAR-END RESULTS
                                  (NASDAQ:CASA)

Houston, Texas (March 24, 2005) For the year ended January 2, 2005, Mexican Restaurants, Inc. (Nasdaq:CASA) reported net income of $1,760,974 or $0.48 cents per diluted share compared with a net loss of $1,034,908 or $0.31 per diluted share for fiscal year 2003. For the fourth quarter ended January 2, 2005, the Company reported net income of $24,136 or $0.01 cents per diluted share compared with a net loss of $1,914,528 or $0.57 cents per diluted share for the same quarter one year ago. Fiscal year 2004 consisted of 53 weeks compared with fiscal year 2003, which consisted of 52 weeks.

The fiscal years ended January 2, 2005 and December 28, 2003 included $701,015 and $950,128 of pre tax, non-cash asset impairment charges from continuing operations, respectively. The fiscal years ended January 2, 2005 and December 28, 2003 also included $396,564 and $1,642,932 of net losses from discontinued operations related to restaurant closures, respectively. The fourth quarters ended January 2, 2005 and December 28, 2003 included $701,015 and $918,722 of pre tax, non-cash asset impairment charges from continuing operations, respectively. The fourth quarters ended January 2, 2005 and December 28, 2003 also included $150,323 and $1,321,018 of net losses from discontinued operations related to restaurant closures, respectively. Balances for fiscal year 2003 have been adjusted to remove closed restaurant activity, which have been reclassified as discontinued operations. There was no impact on net income as a result of this reclassification.

The Company's revenues for fiscal year 2004 increased $23.6 million or 43.1% to $78.6 million compared with $55.0 million for fiscal year 2003. Restaurant sales for fiscal year 2004 increased $24.1 million or 44.7% to $77.9 million compared with $53.8 million for fiscal year 2003. For the fourth quarter ended January 2, 2005, revenues increased $6.9 million or 51.8 % to $20.2 million compared with $13.3 million for the fourth quarter one year ago. The increase reflects the acquisition of 13 restaurants and related assets from the Company's Beaumont-based franchisee. The acquisition was completed on January 7, 2004. The increase also reflects positive same-restaurant sales. For fiscal year 2004, total system same-restaurant sales increased 3.1%, Company-owned same restaurant sales increased 3.3% and franchise-owned same-restaurant sales increased 2.6% from fiscal year 2003. For the fourth quarter ended January 2, 2005, total system same-restaurant sales increased 2.5%, Company-owned same restaurant sales increased 2.3% and franchised-owned same restaurant sales increased 3.2%.

Commenting on the Company's year-end results, Curt Glowacki, Chief Executive Officer, stated, "I am very proud of our fiscal year results. It's great when all the variables come together. First, the smooth assimilation of the thirteen restaurants acquired from our Beaumont-based franchisee, as well as the acquisition of a single franchise location in Brenham, Texas, during the fourth quarter. Second, we have delivered four consecutive quarters of positive same-restaurant sales, reflecting our customers' continued response to our new marketing, operations and value propositions. For the first eight weeks of the first quarter of fiscal 2005, same-restaurant sales were up 4.5%. Third, margins improved, despite rising commodity prices and health insurance costs, as we managed to find efficiencies in other areas of our operations. And finally, we paid down $1,850,000 in debt during fiscal year 2004 to a balance of $7.0 million."

Mr. Glowacki added, "The asset impairment charge reflects the company's previously stated strategy of focusing on its value driven concepts as the Company plans to re-concept its few remaining under performing restaurants."

The following table has been provided to reconcile the Company's net income for the year ended January 2, 2005 to adjusted income. The adjusted income excludes the impact of the non-cash impairment charges. The adjusted income has been included as it is deemed to provide meaningful information regarding the Company's fiscal year 2004 performance excluding the non-cash asset impairments.

                                                                            FISCAL YEAR           FISCAL YEAR
                                                                           ENDED 01/02/05        ENDED 12/28/03
                                                                           --------------        --------------
      RECONCILIATION OF ADJUSTED NET INCOME
      -------------------------------------
      Income from continuing operations before taxes, as reported           $ 3,165,504            $   922,219
      Impairments and restaurant closure costs                                  701,015                950,128
                                                                            -----------            -----------
      Income from continuing operations before taxes, as adjusted             3,866,519              1,872,347
      Provision for income taxes                                              1,231,177                637,909
                                                                            -----------            -----------
      Income from continuing operations, as adjusted                          2,635,342              1,234,438
      Loss from discontinued operations, net of taxes                          (396,564)            (1,642,932)
                                                                            -----------            -----------
      Net Income, as adjusted                                               $ 2,238,778            $  (408,494)
                                                                            ===========            ===========

      Diluted income per share, as adjusted                                 $      0.62            $     (0.12)
                                                                            ===========            ===========


Mexican Restaurants, Inc. operates and franchises 80 Mexican restaurants. The current system includes 60 Company-operated restaurants, 19 franchisee operated restaurants and one license restaurant.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include, among others, the following: growth strategy; dependence on executive officers; geographic concentration; increasing susceptibility to adverse conditions in the region; changes in consumer tastes and eating habits; national, regional or local economic and real estate conditions; demographic trends; inclement weather; traffic patterns; the type, number and location of competing restaurants; inflation; increased food, labor and benefit costs; the availability of experienced management and hourly employees; seasonality and the timing of new restaurant openings; changes in governmental regulations; dram shop exposure; and other factors not yet experienced by the Company. The use of words such as "believes", "anticipates", "expects", "intends" and similar expressions are intended to identify forward-looking statements, but are not the exclusive means of identifying such statements. Readers are urged to carefully review and consider the various disclosures made by the Company in this release and in the Company's Annual Report and Form 10-K for the fiscal year ended December 28, 2003, that attempt to advise interested parties of the risks and factors that may affect the Company's business.

 Mexican Restaurants, Inc.
 Page 3.

                   MEXICAN RESTAURANTS, INC. AND SUBSIDIARIES
                        CONSOLIDATED STATEMENTS OF INCOME
                                   (UNAUDITED)

                                                                   14-WEEK           13-WEEK           53-WEEK           52-WEEK
                                                                 PERIOD ENDED      PERIOD ENDED      PERIOD ENDED      PERIOD ENDED
                                                                  01/02/2005        12/28/2003        01/02/2005        12/28/2003
                                                                 ------------      ------------      ------------      ------------
Revenues:
     Restaurant sales                                            $ 20,061,806      $ 13,054,925      $ 77,886,842      $ 53,813,188
     Franchise fees, royalties and other                              164,434           270,325           753,293         1,139,268
                                                                 ------------      ------------      ------------      ------------
                                                                   20,226,240        13,325,250        78,640,135        54,952,456
                                                                 ------------      ------------      ------------      ------------
Costs and expenses:
     Cost of sales                                                  5,635,139         3,666,870        21,904,257        14,877,654
     Labor                                                          6,498,386         4,242,387        25,575,058        17,752,949
     Restaurant operating expenses                                  4,535,539         3,239,432        17,754,244        13,162,033
     General and administrative                                     1,742,692         1,337,871         6,586,807         5,306,211
     Depreciation and amortization                                    582,044           545,196         2,238,679         2,080,518
     Pre-opening costs                                                 46,610               365            74,099            95,891
     Impairments and restaurant closure costs                         701,015           918,722           701,015           950,128
     (Gain) loss on sale of assets                                    152,143           207,750           181,693          (291,778)
                                                                 ------------      ------------      ------------      ------------
                                                                   19,893,568        14,158,593        75,015,852        53,933,606
                                                                 ------------      ------------      ------------      ------------
        Operating income                                              332,672          (833,343)        3,624,283         1,018,850
                                                                 ------------      ------------      ------------      ------------
Other income (expense):
     Interest income                                                      420             8,571             9,711            28,736
     Interest expense                                                (144,113)          (45,577)         (553,371)         (242,289)
     Other, net                                                        20,933            24,639            84,881           116,922
                                                                 ------------      ------------      ------------      ------------
                                                                     (122,760)          (12,367)         (458,779)          (96,631)
                                                                 ------------      ------------      ------------      ------------
Income (loss) from continuing operations before income taxes          209,912          (845,710)        3,165,504           922,219
     Income tax expense (benefit)                                      35,453          (252,200)        1,007,966           314,195
                                                                 ------------      ------------      ------------      ------------
        Income (loss) from continuing operations                      174,459          (593,510)        2,157,538           608,024

Discontinued Operations:
     Loss from discontinued operations                                (27,712)         (169,705)         (255,246)         (638,328)
     Impairments and restaurant closure costs                             (13)       (1,937,036)         (167,565)       (1,958,279)
     Loss on sale of assets                                          (212,445)           (3,512)         (210,816)          (27,882)
                                                                 ------------      ------------      ------------      ------------
Loss from discontinued operations before income taxes                (240,170)       (2,110,253)         (633,627)       (2,624,489)
     Income tax benefit                                                89,847           789,235           237,063           981,557
                                                                 ------------      ------------      ------------      ------------
        Loss from discontinued operations                            (150,323)       (1,321,018)         (396,564)       (1,642,932)

        Net income (loss)                                        $     24,136      $ (1,914,528)     $  1,760,974      $ (1,034,908)
                                                                 ============      ============      ============      ============
Basic income per share:
     Income from continuing operations                           $       0.05      $      (0.18)     $       0.64      $       0.18
     Loss from discontinued operations                                  (0.04)            (0.39)            (0.12)            (0.49)
                                                                 ------------      ------------      ------------      ------------
     Net income (loss)                                           $       0.01      $      (0.57)     $       0.52      $      (0.31)
                                                                 ============      ============      ============      ============
Diluted  income per share:
     Income from continuing operations                           $       0.05      $      (0.18)     $       0.59      $       0.18
     Loss from discontinued operations                                  (0.04)            (0.39)            (0.11)            (0.49)
                                                                 ------------      ------------      ------------      ------------
     Net income (loss)                                           $       0.01      $      (0.57)     $       0.48      $      (0.31)
                                                                 ============      ============      ============      ============
Weighted average number of shares (basic)                           3,399,307         3,384,605         3,388,489         3,384,605
                                                                 ============      ============      ============      ============
Weighted average number of shares (diluted)                         3,701,083         3,449,838         3,634,849         3,430,380
                                                                 ============      ============      ============      ============